CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 37 to the Registration Statement of Franklin High Income Trust (formerly Age High Income Fund, Inc.) on Form N-1A File Nos. 2-30203 and 811-1608 of our report dated July 3, 1996, on our audit of the financial statements and financial highlights of Age High Income Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended May 31, 1996, which is incorporated by reference in the Registration Statement.


                          /s/ COOPERS & LYBRAND L.L.P.


San Francisco, California
October 1, 1996